UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On March 2, 2011, Goodrich Petroleum Corporation (the “Company”) issued and sold $275,000,000 aggregate principal amount of its 8.875% Senior Notes due 2019 (the “Notes”) pursuant to the Purchase Agreement, dated February 25, 2011 (the “Purchase Agreement”), between the Company, Goodrich Petroleum Company, L.L.C., as guarantor (the “Guarantor”) and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”). The Company filed a copy of the Purchase Agreement as Exhibit 10.1 to its Current Report on Form 8-K filed on March 3, 2011.

The Company issued the Notes pursuant to an indenture, dated March 2, 2011 (the “Indenture”), between the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will mature on March 15, 2019. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2011. The Notes are guaranteed on a senior unsecured basis by the Guarantor.

At any time prior to March 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 108.875% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings. On and after March 15, 2015, the Company may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 104.438% for the twelve-month period beginning on March 15, 2015; (ii) 102.219% for the twelve-month period beginning on March 15, 2016 and (iii) 100.000% on or after March 15, 2017, in each case plus accrued and unpaid interest to the redemption date. In addition, prior to March 15, 2015, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a make-whole premium, plus accrued and unpaid interest to the redemption date.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt; (ii) make certain dividends or pay dividends or distributions on the Company’s capital stock or purchase, redeem or retire such capital stock; (iii) sell assets, including the capital stock of the Company’s restricted subsidiaries; (iv) restrict dividends or other payments of the Company’s restricted subsidiaries; (v) create liens that secure debt; (vi) enter into transactions with affiliates and (vii) merge or consolidate with another company. These covenants are subject to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture provides that each of the following is an Event of Default: (i) default in the payment of interest on the Notes when due, continued for 30 days; (ii) default in payment of the principal of or premium, if any, on the Notes when due; (iii) failure by the Company or any Subsidiary Guarantor, if any, to comply with certain covenants relating to merger and consolidation; (iv) failure by the Company to comply for 30 days after notice with certain covenants related to a change of control, or 180 days in the case of a notice to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Securities and Exchange Commission (the “SEC”); (v) failure by the Company to comply for 60 days after notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Company or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of the Company’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company; (viii) failure by the Company, or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of the Company’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company, to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (ix) except as permitted by the Indenture, any future subsidiary guarantee entered into by one of the Company’s subsidiaries shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee of the Notes.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to Company or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of the Company’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Note, which is included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Registration Rights Agreement

Also on March 2, 2011, the Company and the Guarantor entered into a registration rights agreement with J.P. Morgan Securities LLC, as representative of the Initial Purchasers (the “Registration Rights Agreement”) that provides holders of the Notes certain rights relating to registration of the Notes under the Securities Act of 1933 (the “Securities Act”).

Pursuant to the Registration Rights Agreement, the Company will file an exchange offer registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Company will use its reasonable best efforts to consummate the exchange offer by March 1, 2012. Additionally, the Company has agreed to commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and use its reasonable best efforts to complete the exchange offer not later than 60 days after such effective date. Under certain circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the Notes. If the exchange offer is not completed on or before March 1, 2012, or the shelf registration statement, if required, is not declared effective within the time periods specified in the Registration Rights Agreement, then the Company has agreed to pay additional interest with respect to the Notes in an amount of 0.25% of the principal amount per year for the first 90 days following such failure, increasing by 0.25% for each additional 90 days and not to exceed 1.00% of the principal amount of the Notes, until the exchange offer is completed or the shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture (including the Form of Note) dated as of March 2, 2011 among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of March 2, 2011 among the Company, the Guarantor and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: March 8, 2010	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture (including the Form of Note) dated as of March 2, 2011 among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of March 2, 2011 among the Company, the Guarantor and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

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